EXHIBIT 10.14

                                   AGREEMENT

  The undersigned:

1. Philips Communication Systems BV, seated in Eindhoven, The Netherlands, hereafter referred to as "PCS", on the one hand,

  and

2.       Microlog   Corporation  of  Maryland,  a  subsidiary  of  the  Microlog
         Corporation seated in Germantown, MD 20876, USA hereafter referred to as "Microlog", on the other hand,

together referred to as "Parties",


CONSIDERATIONS:

WHEREAS PCS is worldwide engaged in the business of communication systems;

WHEREAS Microlog is engaged in the business of Interactive Voice Response Products (IVR Products) and related software (IVR Software);

WHEREAS Microlog and PCS have signed a Non-Disclosure Agreement, effective from 23 April 1993 and subsequently a Memorandum of Understanding dated 17 December 1993;

WHEREAS PCS desires to become a Value Added Reseller (VAR) of the IVR Products on a worldwide basis and Microlog desires to nominate PCS as a preferred VAR;

WHEREAS PCS furthermore desires to receive from Microlog and Microlog desires to grant PCS a non-exclusive worldwide right and license, including the right to sublicense, to use, market, and commercialize the IVR Software;

WHEREAS both PCS and Microlog desire to jointly formulate their common agreement regarding their business relationship with respect to IVR Systems/Products and IVR Software;


NOW, therefore Parties set forth their understandings as follows:

  D5-PF-94/03
  July 29, 1994

                                    Clause 1
                                  Definitions

1.1 Unless provided otherwise, capitalized terms and expressions as used in this Agreement have the following meaning:

1.1.1             Agreement:

                  This document including any and all Attachments;

1.1.2             Attachments:

                  Any and all Attachments to this Agreement as of the date hereof or subsequently attached hereto upon the mutual written consent of the Parties;

1.1.3             Documentation:

                  IVR Product Documentation;

1.1.4             Epidemic Faults:

                  More failures during a period of (CONFIDENTIAL TREATMENT REQUESTED) Mean Time Between Failures in Hours (MTBF) * (CONFIDENTIAL TREATMENT REQUESTED) originally provided by Microlog. The MTBF shall be specified by Microlog;

1.1.5             IVR Systems/Products:

                  Interactive Voice Response Systems/Products sold by Microlog, as defined in Attachment 1 to this Agreement;

1.1.6             IVR Product Documentation:

                  Documentation regarding the IVR Systems/Products, sold by Microlog;

1.1.7             IVR Software:

                  Software either developed and rightfully owned by Microlog, or rightfully licensed to Microlog by a third party, as described in Attachment 1.4;

1.1.8             Philips Associated Companies:

                  Any and all companies, firms and legal entities with respect to which now or hereafter Philips Electronics N.V. directly or indirectly holds 50% or more of the nominal value of the issued share capital or has 50% or more of the voting power at general meetings or has the power to appoint a majority of the directors or otherwise directs the activities of such company, firm or legal entity but any such company, firm or legal entity shall be deemed a Philips Associated Company only as long as such liaison exists.

1.1.9             Purchase Order:

                  The purchase order for IVR Systems/Products and/or Spare Parts placed by or for PCS hereunder with reference to this Agreement.

1.1.10            Spare parts:

                  All spare parts as referred to in Attachment 1.

1.1.11            Specifications::

                  The functional requirements, specifications and other requirements of the IVR Systems/Product detailed in Attachment 2, and such amendment thereto as the parties may agree upon from time to time in writing.

1.1.12            Time Schedule:

                  The time schedule attached hereto as Attachment 3.

1.1.13            VAR:

                  Value Added Reseller.

1.1.14            Zero Hour Warranty:

                  Warranty   applicable  before  final  acceptance  of  the  IVR
                  Systems/Products by the end user.

1.1.15            PCS Type Approval:

                  The process of checking the IVR Systems/Products against the Specifications.

1.1.16            IVR Hardware:

                  Hardware related to the IVR Systems/Products and provided by Microlog in accordance with the Specifications and Attachment 1.

1.1.17            Type approval:

                  Governmental approval of the IVR Systems/Products provided by Microlog or its suppliers.

1.1.18            Pre Production Sample:

                  The hardware and software as specified in Attachment 10 to be used only be PCS for technical evaluation.

1.1.19            Source Code:

                  source code of the IVR Software as defined in Attachment 7

                                    Clause 2
                                 Sale/Purchase

2.1 Subject to the terms and conditions of this Agreement Microlog undertakes to manufacture and to supply and deliver to PCS each time upon receipt of a Purchase Order from PCS the IVR Systems/Products and Spare Parts specified in said Purchase Order and PCS will purchase and take delivery of such IVR Systems/Products and/or Spare Parts for the purpose of re-sale of the Products and/or Spare Parts by PCS on the market world-wide under such tradename and trademark as PCS may elect either directly or indirectly through any of the Philips Associated Companies, its/their distributors or dealers.


                                    Clause 3
                             Preproduction samples

3.1 In accordance with the Time Schedule, referred to in Attachment 3, Microlog undertakes to manufacture and supply to PCS free of charge a complete and fully operational preproduction sample of the IVR Systems/Products and IVR Software ("the Preproduction Sample") for technical evaluation. Microlog shall inform PCS about the progress made every two (2) weeks, until final acceptance of the IVR Systems/Products. Any changes to the Time Schedule shall be subject to agreement and written confirmation between the Parties. PCS will provide a personal computer to Microlog solely for the purpose of testing the Preproduction sample during the Preproduction Phase.

3.2 The Preproduction Sample shall, unless otherwise agreed in writing between the parties hereto, be made with components, materials, technologies and processes identical to those to be applied during series production of Products. These Preproduction Sample are destined for type-approval by PCS. Microlog warrants that all subsequent IVR Systems/Products will be identical to the Preproduction Sample as finally approved by PCS.

3.3 Together with the Preproduction Sample Microlog shall provide PCS with the Documentation and the necessary technical service information as detailed in Attachment 1.

3.4 In accordance with the Time Schedule Microlog shall execute such PCS-Type Approval tests as agreed by the parties to satisfy PCS that the Preproduction Sample conforms to the requirements specified in the Specifications and Microlog shall keep informed of the results of the tests. Microlog shall give PCS a reasonable opportunity to be present at said tests.

        a) If, as a result of these tests, PCS and Microlog are of the reasonable opinion to be confirmed in writing that certain additions, alterations or modifications in the Preproduction Sample are required in order that the Preproduction Sample complies with the

                Specifications or to eliminate faulty or substandard workmanship and/or material, Microlog undertakes to modify and to make same in the Preproduction Sample and to supply to PCS, all at Microlog's cost and expense, the changed Preproduction Sample.

         b) If, as a result of these tests, PCS desires modifications or enhancements of the Preproduction Sample in excess of the Specifications and which were not earlier agreed upon, then, if both parties hereto so agree, Microlog will provide a quotation and a revised Time Schedule for PCS' approval and the execution by Microlog of any such modification or enhancements shall be subject of a separate Purchase Order by PCS.

3.5 Upon completion of the tests pursuant to subclause 3.4 hereof (including tests of the Preproduction Sample modified pursuant to subclause 3.4.b hereof), PCS shall, if it is satisfied that the Preproduction Sample conforms to the agreed Specifications (or additional agreed upon requirements), provide Microlog with a PCS-Approval Certificate signed by PCS, according to the schedule set forth in Attachment 4. Within 30 days after certification PCS shall either buy the relevant hardware of the Preproduction Sample or return such hardware to Microlog at PCS's cost. In the latter case Microlog shall have the right to ship such hardware as part of a future IVR System/Product delivery to PCS.

3.6 Once the IVR System/Product is accepted by PCS as evidenced by said signed PCS-Approval Certificate, Microlog shall not make any changes or modifications in the IVR System/Product without prior written consent of PCS. This requirement, however, does not preclude Microlog from using equivalent components and parts that do not affect form, fit, function or interchangeability of spare parts. In the event Microlog uses such equivalent components and/or parts Microlog shall provide PCS with an updated version of the relevant Documentation as soon as possible and at Microlog's costs.

3.7 The Preproduction Sample shall be delivered FOB, as that term is defined in the Incoterms 1990, issued by the International Chamber of Commerce.

3.8 During production of the Preproduction Sample PCS' technical, quality and service experts are entitled to make suggestions and proposals, but such suggestions and proposals shall be binding on Microlog and PCS only if confirmed in a document signed by authorized representatives of both parties.

3.9 Each successor model of the IVR System/Product shall be subject to the procedure set forth in this Clause 3.

                                    Clause 4
                               PCS Type Approval

4.1 Without prejudice to any inspection arrangement specified or referred to elsewhere in this Agreement it is agreed that the first IVR System/Product to be delivered under this Agreement shall be checked by PCS for the purpose of PCS Type Approval. PCS shall use its best efforts to complete the initial type approval within a reasonable timeframe. If PCS and Microlog are of the reasonable opinion that certain alterations are required in order that the IVR System/Product complies with the Specifications, Microlog undertakes to modify same at its own cost and expense and resupply the IVR System/Product to PCS. PCS shall use its best efforts to complete any resubmission for type approval within a reasonable timeframe.

4.2 As soon as PCS is satisfied that the IVR System/Product conforms to the Specifications, PCS shall inform Microlog immediately and issue a PCS Certificate of PCS Type Approval.

4.3 If Microlog makes any changes or modifications to the IVR System/Product after having been type approved, Microlog shall inform PCS thereof as soon as possible. In particular, no modification shall be made with respect to the PCS' specifications in the IVR System/Product unless Microlog has obtained the prior written consent of PCS. This requirement does not preclude Microlog from using equivalent components and parts that do not affect form, fit or function or interchangeability of spare parts. In the event of any change in the IVR System/Product Microlog shall provide PCS with an updated version of the relevant Documentation.

4.4 Microlog shall offer to PCS any future updates and improvements in the design of the IVR Systems/Products and/or the IVR Software, and co-operate with PCS to develop updates and improvements which PCS may identify as a requirement of the market place or as necessary to comply with new product releases of PCS's PABXS. All improvements and updates shall be available to PCS, where Microlog has the rights to grant such improvements, under this Agreement and at a mutually agreed upon price, commensurate with the IVR Systems/Products and/or IVR Software already supplied.

4.5 Microlog will provide PCS with a list of all tools and test equipment required to install, maintain and repair the IVR systems/Products. Any items which are special-to-type and only available from Microlog will be specially identified and priced. This list is required not later than one month before the first delivery of the IVR Systems/Products.

4.6 Microlog will supply and update all production data and test procedures used by Microlog to assemble and test IVR Systems/Products. Microlog will provide a list of all tools and test equipment required to assemble and test the IVR Systems/Products. Any items which are special-to-type and only available from Microlog will be specially identified and priced. This is required one month after PCS has placed a request for this information at Microlog.

4.7      At PCS' written  request for  additional  development  and  engineering activities Microlog shall customize or Microlog shall cause it subcontractors to customize the IVR Systems/Products in order to tender for special projects or strategic customers. Microlog will respond to such a request within 14 days with a detailed quotation on cost and leadtime. Microlog will use its best efforts to achieve the requested costlevel and leadtime as indicated by PCS to gain these projects and strategic customers.


                                    Clause 5
                          Governmental Type-Approvals

5.1 The Parties agree that the IVR Systems/Products, which have been approved by PCS under the provisions set forth in Clause 4, may be subject to certain governmental type approval procedures in the various European countries.

5.2 (CONFIDENTIAL TREATMENT REQUESTED) obtain the type approvals and (CONFIDENTIAL TREATMENT REQUESTED) related to type approvals referred to in this Clause 5.1, for the (CONFIDENTIAL TREATMENT REQUESTED) set forth in Attachment (CONFIDENTIAL TREATMENT REQUESTED), provided that Parties shall share the costs on a (CONFIDENTIAL TREATMENT REQUESTED) basis in case a Governmental Type Approval is required for a complete IVR System/Product. Parties shall only after mutual written consent add other countries to the list of countries referred to above.

5.3 PCS shall be prepared upon request to assist in seeking such governmental type approval to Microlog in order to prevent unnecessary cost and effort for Microlog. The Parties shall agree the time planning on a country by country basis.


                                    Clause 6
                         Planning and Order Procedures

6.1 Purchase Orders shall be submitted on separate Purchase Order forms and each Purchase Order shall specify the quantity, items, and requested delivery dates. Purchase Orders may include additional terms relating to the purchase, shipment and other conditions if previously agreed upon between PCS and Microlog. Purchase Orders so submitted by PCS shall be accepted or rejected by Microlog within one (1) week after receipt by issuing a PCS' Purchase Order confirmation and such Purchase Orders may be cancelled by PCS only if Microlog defaults its execution.

6.2 (CONFIDENTIAL TREATMENT REQUESTED) prior to IVR System/Product delivery PCS shall provide Microlog with a non binding quarterly rolling forecast of its country specific needs for IVR Systems/Products and a non-country specific forecast for the next (CONFIDENTIAL TREATMENT
         REQUESTED). Purchase orders within the boundaries of the forecast, shall have a leadtime of (CONFIDENTIAL TREATMENT REQUESTED) working days from order receipt. Transportation time is not included. Microlog will use it's best efforts to achieve the same leadtime for purchase orders outside the boundaries of the forecast. It is agreed between the Parties hereto that wherever any quantities are mentioned in this Agreement or are communicated in any other way with Microlog, these are to be interpreted as PCS' (CONFIDENTIAL TREATMENT REQUESTED) based on information available when such quantities were first mentioned to Microlog. These quantities will not be binding.

6.3 PCS may require for additional deliveries outside the boundaries of the forecast as specified in Clause 6.2 above and Microlog shall use its best efforts to supply such additional quantities.

6.4 Microlog guarantees to produce and supply to PCS IVR Systems/Products during a period of at least (CONFIDENTIAL TREATMENT REQUESTED) starting as from the signing date of the PCS-Type-Approval-Certificate referred to in article 4.2 hereof. In the event Microlog after said period wishes to stop production of the IVR Systems/Products, Microlog shall inform PCS thereof as early as possible in writing, but at least (CONFIDENTIAL TREATMENT REQUESTED) prior to the date of envisaged production stop and PCS shall then have an opportunity to place a Purchase Order for IVR Systems/Products in such quantity as PCS may require and Microlog shall accept such Purchase Order at the then prevailing price.

6.5 In the event Microlog is no longer able to or envisages that it shall not (at short notice) be able to supply IVR Systems/Products to PCS due to protracted shortage or discontinuance of components and/or Spare Parts, Microlog shall immediately inform PCS thereof and Microlog shall then be fully responsible for a proper re-design of the IVR System/Product, if required without affecting form, fit or function thereof, all at Microlog's reasonable costs. The re-designed product shall be subject to the procedure set forth in Clause 3 of this Agreement.

6.6 If in the event of a change in laws, PCS is unable to obtain permission to export or import IVR Systems/Products into any country of the world where previously they have been selling such, upon PCS' request the Purchase Orders then placed with Microlog shall be reduced proportionally by the percentage which the expected sales in such countries bear to the total of such Purchase Orders.

6.7 If for any reason not attributable to PCS Microlog does not deliver the ordered IVR Systems/Products in accordance with the agreed upon delivery dates set forth in the applicable Purchase Order(s) , accepted by Microlog, Microlog shall pay to PCS by way of a penalty an amount equal to one percent (1%.) of the purchase price of the applicable delayed IVR Systems/Products per two-weeks of delay or part thereof, such without prejudice to any other rights accruing under this
         Agreement or in law, in particular PCS I right to claim for indemnification of damages or to cancel this Agreement, without notice of default or recourse to any court.

6.8 Microlog shall confirm in writing to PCS the shipping details for all Purchase Orders.


                                    Clause 7
                              Prices and Delivery

7.1 Microlog shall supply IVR Systems/Products to PCS at prices which, including their period of validity, are specified in Attachment 1. In case PCS anticipates a contract with a third party regarding the sale/purchase of (CONFIDENTIAL TREATMENT REQUESTED), Microlog shall be prepared to negotiate a special discount arrangement.

7.2 All prices are based upon (CONFIDENTIAL TREATMENT REQUESTED). Prices are based on the actual exchange rate of the American Dollar and Dutch Guilder of April 30st 1994. If the three months average of the exchange rate exceeds the limit of plus or minus 5 per cent an adjustment of the prices shall be negotiated between the Parties. The adjustment will be calculated as the percentage difference f between the parity established at the beginning and the new parity established via the three months average, cut-off date will be month end of the latter three months period. If an adjustment becomes necessary the adaption will be effective starting the first of the month following the three month period during which the 5 percent variation has been observed. The exchange rates to be used for this purpose will be the rates as quoted by the London Exchange closing prices and published in the Financial Times.

7.3 The prices of the IVR Systems/Products agreed upon shall remain valid beyond their expiration date specified in the Attachment 1 unless or until either party gives a (CONFIDENTIAL TREATMENT REQUESTED) written notice of its intention to re-open negotiations in order to revise the prices for the period subsequent to the earliest expiration date stated in said Attachment or after said two months period, whichever is the later. Any resulting agreement on revised prices shall not, unless otherwise agreed upon, take effect before the end of said (CONFIDENTIAL TREATMENT REQUESTED) period of notice or the earliest expiration date stated in the Attachment 1, whichever is the later.

7.4 When price negotiations referred to in this Clause 7 extend beyond the price-validity period the prices valid for the previous period will continue to remain in effect until such time as the parties have reached mutual agreement on the new prices.

7.5 In case no agreement can be reached on new prices after serious negotiations, either party has the right to terminate this Agreement giving the other Party (CONFIDENTIAL TREATMENT REQUESTED).

7.6 Microlog undertakes to grant PCS (CONFIDENTIAL TREATMENT REQUESTED) and (CONFIDENTIAL TREATMENT REQUESTED) for like quantities and services when taken as a whole.

7.7      Payment  conditions  are  (CONFIDENTIAL   TREATMENT   REQUESTED)  after
         shipment date referred to on the invoice.

7.8      IVR  Systems/Products  shall  be  delivered   (CONFIDENTIAL   TREATMENT
         REQUESTED) as that term is defined in the Incoterms 1990 issue, issued by the International Chamber of Commerce.

7.9 IVR Systems/Products shall be supplied in suitable packing in a form to be reasonably approved by PCS and as specified in Attachment 2. Changes in approved packing may be introduced only on PCS I written request or after PCS I prior written approval, which approval shall not be unreasonably withheld.

7.10     Packing  and IVR  Systems/Products  shall be  labelled  by  Microlog in
         accordance   with   PCS'   instructions   and  as   specified   in  the
         Specifications.


                                    Clause 8
                         Translations and Documentation

Upon the request of PCS for translation and production of Documentation and IVR screen displays and pre-recorded IVR System phrases, (CONFIDENTIAL TREATMENT REQUESTED), provided that Parties agree upon reasonable price quotations, provided by (CONFIDENTIAL TREATMENT REQUESTED).


                                    Clause 9
                            Trademarks and markings

9.1 Microlog shall deliver the IVR Systems/Products or any printed matter pertaining thereto without any indication of (CONFIDENTIAL TREATMENT REQUESTED) or any other (CONFIDENTIAL TREATMENT REQUESTED) provided that Microlog shall have the right to show its (CONFIDENTIAL TREATMENT REQUESTED) for some (CONFIDENTIAL TREATMENT REQUESTED) on the screen during the so called system start-up.

9.2 PCS shall have the right to brand the IVR Systems/Products or any printed matter pertaining thereto with any trade mark(s) registered in his (PCS's) name or with any other trade mark or name - other than any trade mark owned by Microlog- PCS deems fit for the marketing of the IVR systems/Products.

                                   Clause 10
                              Quality Acceptance)

10.1 Microlog shall perform effective quality management of design, process and manufacturing. All IVR Systems/Products to be supplied by Microlog to PCS pursuant to this Agreement shall be checked and tested by Microlog in accordance with the requirements specified in Microlog's Quality Manual and Quality Plan.

10.2 Microlog will use its best efforts to obtain the ISO 9001 certificate before December 31, 1994.

10.3 Microlog shall keep record of the test results at least (CONFIDENTIAL TREATMENT REQUESTED) after delivery of each IVR System/Product and on request provide PCS with copies thereof. Microlog shall only supply IVR Systems/Products which comply with the agreed Specifications and other agreed requirements and which have successfully passed the agreed tests. PCS is entitled to have its representatives present at these tests.

10.4 It is explicitly understood by Microlog that PCS is not obligated to execute any incoming inspection or other inspection concerning non-compliance with the Specifications of IVR Systems/Products delivered hereunder by Microlog. Microlog shall be fully responsible for and hold PCS and the Philips Associated Companies harmless from any claims for whatever direct damages resulting from any non-compliance, referred to in the previous sentence. This subsection shall in accordance with subsection 15.3.

10.5 Notwithstanding the provision set forth in this Clause 10.4, Microlog shall add to all shipments a test and delivery checklist with:

                  - PCS 12 ncs and descriptions as defined in Attachment 1.
                  -      Quantities per 12 nc.
                  - A statement that all goods were handled and tested according to all applicable Microlog ISO 9001 procedures.
                  -      A valid signature confirming the statement.

10.6 PCS reserves the right to regularly visit Microlog's or Microlog's subcontractors premises at its own expense and to conduct a Quality Audit, during regular business hours and upon reasonable prior written approval, which approval shall not be unreasonably withheld. Microlog will use its best efforts to obtain the relevant approval authority to their (subcontractor's) premises and will use their best endeavour to satisfy the relevant approval authority about quality and testing control standards.

                                   Clause 11
                          IVR System/ Product Warranty

11.1 In accordance with the time periods specified in Clause 11.2 below, Microlog guarantees the good quality and the good performance in accordance with the Specifications of each IVR System/Product supplied pursuant to this Agreement and that the IVR System/Product will be free from defects in materials and/or workmanship.

11.2 Under this guarantee Microlog shall provide PCS free of charge with replacement parts or IVR System/Products, or shall repair IVR System/Products during a period of (CONFIDENTIAL TREATMENT REQUESTED) from date of delivery by Microlog to PCS, (CONFIDENTIAL TREATMENT REQUESTED), from delivery by PCS or any of the Philips associated companies to its/their ultimate customers, whichever is sooner, provided that any unauthorized alteration or modification of the hardware of the IVR System/Product by PCS shall waive the right to any guarantee, referred to in this subsection. PCS shall insert a similar subsection with regard to alterations or modifications in its applicable contracts with third parties. It is explicitly understood that (CONFIDENTIAL TREATMENT REQUESTED) bear all transportation and it's own costs in connection with the repair or replacement of said defective IVR Systems/Products, provided that (CONFIDENTIAL TREATMENT REQUESTED) the transportation costs in case both Parties conclude that the guarantee claim has been invalid.

11.3 Within the warranty period set forth in the previous subsection, any and all On Site Support, shall be provided under the terms and conditions as set forth in the Support Agreement (Attachment 8).

11.4       In case of an emergency  request by PCS the  replacement  leadtime by
           Microlog   shall  use  its  best  efforts   (CONFIDENTIAL   TREATMENT
           REQUESTED), after receipt of an emergency request.

11.5 In the event of Epidemic Faults caused by Microlog or by a supplier/subcontractor of Microlog, PCS will inform Microlog as soon as possible about the event. Microlog and PCS shall after consultation in order to find the cheapest solution decide in joint consultation:

          a) which corrections and repairs can be made by PCS against the reimbursement by Microlog for labour and other expenses incurred by PCS in correcting and repairing IVR Systems/Products;

          b) which parts and/or IVR Systems/Products shall be replaced free of charge by Microlog and within which period of time such replacement shall be effected, it being understood that all costs connected with the transportation of such replacements and the building in thereof and the building out of the defective part(s) shall be for the account of Microlog.

11.6 In case the Epidemic Fault is caused by PCS, PCS shall bear the costs related to either the repair or replacement, if required.

11.7 In case the Epidemic Faults are attributable to Microlog or a supplier/subcontractor of Microlog, Microlog will bear all resulting costs.

11.8       The  warranty   with  respect  to  Epidemic   Faults  shall   survive
           termination of this Agreement.

11.9 Zero Hour Warranty claims will be handled as normal warranty claims, however the defective module will always be replaced by a new one that has not been used or repaired before.

11.10 MICROLOG HEREBY DISCLAIMS ALL OTHER WARRANTIES AND REPRESENTATIONS WITH REGARD TO THE IVR SYSTEMS/PRODUCTS AND THE IVR SOFTWARE EXCEPT AS EXPRESSLY PROVIDED ABOVE. MICROLOG MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE WITH REGARD TO THE IVR SYSTEMS/PRODUCTS AND THE IVR SOFTWARE. NEITHER PARTY SHALL BE LIABLE FOR ANY LOSS OF EARNINGS, PROFIT OR GOODWILL SUFFERED BY THE OTHER, CAUSED DIRECTLY OR INDIRECTLY BY THE IVR SYSTEMS/PRODUCTS, THE IVR SOFTWARE. IN NO EVENT SHALL EITHER OF THE PARTIES HERETO BE LIABLE TO THE OTHER FOR PAYMENT OF ANY CONSEQUENTIAL DAMAGES RESULTING FROM THE DEFAULT IN THE PERFORMANCE OF THEIR RESPECTIVE OBLIGATIONS UNDER THIS AGREEMENT.


                                   Clause 12
                          Spare Parts/Prices/Services

12.1 During the period of this Agreement and (CONFIDENTIAL TREATMENT REQUESTED) thereafter Microlog shall supply PCS with such Spare Parts and at prices as specified in Attachment 1. These prices may be changed in accordance and at the same time as prices for IVR Systems/Products are renegotiated.

12.2 Notwithstanding the provisions set forth in this Clause 12.1, it is agreed that in the event Microlog wishes to stop production and/or if a vendor or subsupplier stops production of one or more of these Spare Parts, Microlog shall immediately inform PCS thereof in writing but at least (CONFIDENTIAL TREATMENT REQUESTED) to the date of envisaged production stop and PCS shall then have an opportunity to place a Purchase Order for such Spare Parts in such quantity as PCS may reasonably require and Microlog shall accept such Purchase Order at the then prevailing price.

12.3       In  the  event  of  component  obsolescence,   Microlog  will  supply
           components that are technically and functionally equivalent to the original Spare Parts.

12.4 Subject to the provisions set forth in Clause 7 (Prices and Delivery), Microlog will use its best efforts to offer PCS prices for Spare Parts which shall not be considerably higher than the prices for the equivalent components in the IVR Systems/Products.

12.5 Spare Parts will be available from the first shipment of the IVR Systems/Products from Microlog to PCS. To the best efforts of
           Microlog,   the  delivery  time  for  Spare  Parts  will  not  exceed
           (CONFIDENTIAL  TREATMENT  REQUESTED)  or  in  case  of  an  emergency
           (CONFIDENTIAL TREATMENT REQUESTED), after receipt of an emergency request.

12.6 After expiration of the respective warranty period as set forth in this Clause, PCS has the right to return defective IVR Systems/Products to Microlog for repair or replacement (provided that compatibility remains unchanged), -such repair or replacement being the sole option of Microlog-, for a period of at least 7 years from the date of the last production run of the IVR Systems/Products. Microlog shall return the repaired IVR System/Product or an equivalent product within 2 months after receipt of the defective IVR System/Product. Microlog will charge a reasonable (repair) fee. During the first two years following the date of the last production run as referred to above, this fee will not exceed 50% of the purchasing price of a new (equivalent) IVR System/Product. PCS shall have a guarantee on the repaired IVR Systems/Products during a period of six (6) months following the receipt of the repaired IVR System/Product.

12.7 PCS will store an appropriate amount of Spare Parts to be agreed upon, necessary to execute first line maintenance for PCS's installed base. Microlog will supply all relevant information, known to Microlog, to determine the amount of Spare Parts.


                                   Clause 13
                                 License grant

13.1 Microlog shall grant PCS a non-exclusive irrevocable worldwide license, including the right to sublicense, for the purpose of use, market and sell of the IVR Software in every market where PCS markets PABXs under terms and conditions to be agreed upon between the Parties. In this connection Microlog represents and warrants that it has full authority to grant the above license.

13.2 Microlog shall grant PCS (CONFIDENTIAL TREATMENT REQUESTED) to either (CONFIDENTIAL TREATMENT REQUESTED) the Source Code or acquire an appropriate (CONFIDENTIAL TREATMENT REQUESTED) license for the purpose of enhancements and/or problem solving related to the IVR Systems/Products. Such (CONFIDENTIAL TREATMENT REQUESTED) is subject to reasonable terms and conditions to be mutually agreed upon between Parties.

           In case Microlog, for any reason or for no reason, cannot provide adequate support in case of an emergency situation with either PCS or PCS's clients, Microlog shall, upon reasonable conditions, in any case grant such access to the (CONFIDENTIAL TREATMENT REQUESTED) following the notification by PCS of the emergency situation.

13.3 Microlog shall provide PCS free access to (CONFIDENTIAL TREATMENT REQUESTED) and (CONFIDENTIAL TREATMENT REQUESTED) referred to in Attachment 2. Upon PCS's request, Microlog shall either (CONFIDENTIAL TREATMENT REQUESTED) to PCS any and all (CONFIDENTIAL TREATMENT REQUESTED) and (CONFIDENTIAL TREATMENT REQUESTED), not being referred to in (CONFIDENTIAL TREATMENT REQUESTED), against a reasonable implementation fee based upon the additional effort necessary for Microlog to provide such software to PCS, or a reasonable (CONFIDENTIAL TREATMENT REQUESTED).

13.4 Parties will jointly develop (CONFIDENTIAL TREATMENT REQUESTED) with (CONFIDENTIAL TREATMENT REQUESTED) and/or Software. (CONFIDENTIAL TREATMENT REQUESTED) directly or indirectly, provided that Parties may agree otherwise upon appropriate terms and conditions to be agreed upon between Parties.


                                   Clause 14
                           Marketing/Support/Training

14.1       Parties shall execute the support as set forth in Attachment 8.

14.2 Microlog shall provide PCS free of charge with any pre-existing or newly developed layouts and original promotional materials for use by PCS.

14.3       Microlog   shall   provide   the   identity   of   any    alternative
           marketing/sales channels to PCS, except that this subsection shall not apply in case Microlog is prohibited to disclose such identity.

14.4 The Parties have agreed on a tentative initial training program on marketing, selling, applications development and maintenance of the IVR Systems/Products and/or IVR Software for PCS employees as defined in Attachment 6.

14.5 In order to enable business expansion and/or update knowledge of PCS employees on new developments, Parties will agree on a further regular training programm given by Microlog at a location to be mutually agreed upon. Each Party shall bear its own costs related to this training program.

                                   Clause 15
                                Indemnification

15.1 Microlog agrees, subject to the conditions set forth in this Clause, that it will indemnify PCS and the Philips Associated Companies against all fines, claims, damages, costs and direct and indirect expenses, arising from a claim brought by a third party claiming that the IVR System/Products and/or the IVR Software supplied hereunder constituted) infringement of one or more of the patent rights or other industrial or intellectual property rights of such third party, together with the actual justifiable costs and expenses incurred by PCS and/or the Philips Associated Companies in connection with such a claim by such third party. Upon condition of PCS giving Microlog full authority thereto, Microlog shall either settle or defend such claim, suit or proceeding, PCS giving Supplier reasonable cooperation and assistance in case Microlog settles or defends such a claim, suit or proceeding.

15.2 In case an IVR System/Product and/or the IVR Software is held to constitute infringement and the use thereof is enjoined, Microlog shall, at its option and expense, either procure for PCS, the Philips Associated Companies and its/their customers) the right to continue using said IVR System/Product, or replace same, or a part thereof with a non-infringing modification in a manner such that performance of the IVR System/Product is not degraded. Microlog shall not have any liability towards PCS or the Philips Associated Companies and PCS or the Philips Associated Companies shall indemnify Microlog for any claim arising out of any infringement or alleged infringement from use of the IVR Systems/Products and/or the IVR Software by PCS or the Philips Associated Companies when such infringement or alleged infringement arises out of, is based upon or is occasioned by (i) the combination of the IVR Systems/Products and/or the IVR Software with products not sold or licensed by Microlog (excluding the agreed upon items as referred to in Attachment ) or (ii) modifications, adaptions or changes made by PCS or the Philips Associated Companies to the IVR Systems/Products and/or the IVR Software or the use of such modifications, adaptions or changes in conjunction with the IVR Systems/Products and/or the IVR Software, unless such modifications, adaptions or changes were approved in advance in writing by Microlog.

15.3 Microlog shall be responsible for and it shall defend, indemnify and hold harmless PCS, all of the Philips Associated Companies from and against any claims, expenses and liabilities to third parties resulting from injuries and/or damages arising out of the use of IVR Systems/Products and the IVR Software, if such injuries and/or damages are attributable to (any party of) the IVR System(s)/Product(s), or the IVR Software, delivered by Microlog; provided, however, Microlog shall not be responsible and PCS shall indemnify Microlog for all claims, expenses and liabilities to third parties resulting from (i) default, negligence, or intentional acts of PCS or the Philips Associated Companies; (ii) the combination of the IVR Systems/Products and/or the IVR Software with products not sold or licensed by Microlog (excluding the agreed upon items as referred to in attachment . .) ; or (iii) modifications, adaptions or changes made by PCS or the Philips Associated Companies to the IVR Systems/Products and/or the IVR Software or the use of such modifications, adaptations or changes in conjunction with the IVR Systems/Products and/or the IVR Software, unless such modifications, adaptations or changes were approved in advance in writing by Microlog. In connection with this obligation, it shall be PCS' responsibility that Microlog is promptly notified of any and all claims made against it, the Philips Associated Companies or any of their customers for any such personal injuries and/or damages alleged to be the result of defective (parts of) IVR Systems/Products and/or the IVR Software manufactured and/or developed by or for Microlog hereunder.

15.4 The foregoing states the entire liability of Microlog concerning Microlog's responsibility for claims, expenses or liabilities with respect to the IVR Systems/Products and/or the IVR software.

                                   Clause 16
                              Manufacturing Rights

16.1       For so long as a "Trigger  Event" (as such term is defined in Section
           16.4 below) is continuing PCS and Philips and the Philips Associated Companies shall have the right to utilize, (CONFIDENTIAL TREATMENT REQUESTED) for PCS or the Philips Associated Companies the "Escrowed Materials" (as such term in defined in Section 16.3 below) and shall have the right to make, have made, use, lease or sell IVR Systems/Products in accordance with the terms and conditions of this Agreement. Upon Microlog's correction of a "Trigger Event" followed by PCS' written approval that the Trigger Event has been corrected, which approval shall not be unreasonably withheld, the obligations of PCS, Philips Associated Companies and Microlog shall immediately resume in full force and effect.

16.2 For so long as a "Trigger Event" is continuing Microlog shall use its best efforts to assist PCS and the Philips Associated Companies in arranging for the (CONFIDENTIAL TREATMENT REQUESTED) at (CONFIDENTIAL TREATMENT REQUESTED) and the Philips Associated Companies, (CONFIDENTIAL TREATMENT REQUESTED) of the IVR Systems/Products (i.e. all component elements of the IVR Systems/Products with respect to which (CONFIDENTIAL TREATMENT REQUESTED) not own the intellectual property rights or with respect to which (CONFIDENTIAL TREATMENT REQUESTED) has not been granted the right to make, have made, use, lease or sell without any obligation to make additional payments therefore).

16.3 The parties shall mutually agree upon an escrow agent and a form of escrow agreement. In the event the Parties cannot agree on an escrow agent and/or form of escrow agreement (the "Disputed Matter") then the parties will submit the Disputed Matter to arbitration in accordance with the then current Arbitration Rules of the American Arbitration Association then in force. The parties agree to abide by the determination rendered in such arbitration proceedings. The losing party shall be responsible for payment of all fees connected with such arbitration. Within four (4) weeks after the selection of a mutually agreed escrow agent (the "Escrow Agent") and escrow agreement (the "Escrow Agreement"). Microlog shall deliver to such Escrow Agent, pursuant to the Escrow Agreement, a copy of all manufacturing know-how, (including, but not limited to, drawings and other technical information) in the possession or control of Microlog related to the manufacture of the "Microlog Proprietary Components" of the IVR Systems/Products (i.e. all component elements of the IVR Systems/Products with respect to which Microlog either owns the intellectual property rights or with respect to which Microlog has been granted the right to make, have made, use lease or sell without any obligation to make additional payment therefore) (the "Escrowed Materials"). During the term of the Agreement the Escrowed Materials shall be supplemented and revised by Microlog as promptly as reasonably practicable to reflect the then-current version. All Escrowed Materials shall be delivered to Escrow Agent by Microlog in sealed envelopes or packages and shall be clearly marked as follows:
           "Microlog Escrow Materials  furnished on             199.. to
           as  Escrow  Agent,  by  Microlog  Corporation  pursuant  to an Escrow
           Agreement  dated  ..................  199. . ". Each sealed  envelope shall have affixed thereto a list of its contents. In the event the more than two versions of the Escrowed are delivered to Escrow Agent, the oldest version(s) of the Microlog Escrow materials shall be immediately returned to Microlog by Escrow Agent such that Escrow Agent holds only the most recent version of the Escrowed Materials in escrow. All costs associated with the escrow Agreement are the sole responsibility of PCS.

16.4 The occurrence of any of the following shall constitute a 'Trigger Event" for the purpose of the Clause 16:

          (a) Microlog shall fail to perform, observe or satisfy in any material respect any covenant, condition or agreement required by this Agreement to be performed, observed, or satisfied by Microlog, and such failure shall continue for a period of thirty (30) days after written notice thereof to Microlog from PCS or the Philips Associated Companies; or
           (b) Microlog shall commit an act of "bankruptcy", which for the purpose of this Clause 16 shall mean (i) the entry of a decree or order for relief of Microlog by a court of competent jurisdiction in any involuntary case involving Microlog under any bankruptcy, insolvency, or other similar law now or hereafter in effect; (ii) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or other similar agent for Microlog or for any substantial part of Microlog's assets or property; (iii) the filing with respect to Microlog of a petition in any such involuntary bankruptcy case, which petition remains undismissed for a period of ninety (90) days or which is dismissed or suspended pursuant to Section 305 of the Federal Bankruptcy Code (or any corresponding provision of any future United States bankruptcy law); (iv) the commencement by Microlog of a voluntary case under any bankruptcy, insolvency, or other similar law now or hereafter in effect; (v) the making by Microlog of any general assignment for the benefit of creditors; or (vi) the failure by Microlog generally to pay its debts as such debts become due.

                                  Clause 17
                                Confidentiality

17.1       The  parties  hereto  shall  treat  all  proprietary  data and  other information received from the other party, including business information and technical information as confidential (hereinafter referred to as "Confidential Information") and proprietary to such other party. Moreover, neither party shall duplicate or use any Confidential Information received from the other hereunder for any purpose other than for the execution of this Agreement. In addition, neither party shall disclose any Confidential Information to any party that is not specifically authorized by the other party to receive it and who has not agreed to the same obligation specified in this Clause 17.

                  Each party, respectively, further agrees that it will disclose the Confidential Information only on a need-to-know-basis to its employees and under the same obligations as set forth herein with respect to that Confidential Information.

17.2 The parties agree that Confidential Information shall not be deemed confidential to the extent the receiving party can prove by written record that:

         (i)             it already had knowledge of such  information  prior to
                         disclosure, or
         (ii) information was already or becomes publicly known through no fault of the receiving party, or
         (iii) information identical to disclosed information was already in its possession or is subsequently lawfully obtained without restrictions to the use from a third party who is free to disclose the same or is subsequently independently developed by the receiving party without use of the disclosed information, or
         (iv) information is necessarily disclosed in commercially available product, or
         (v) information is required to be disclosed by governmental authority.

17.3 In protecting information, the receiving party will take all necessary precautions and information will be treated in the same manner and with the same degree of care as the receiving party applies with respect to its own confidential information.

17.4 Nothing contained in this Clause 17 shall be construed as a grant of license to the other party, to make, use or sell any devices or systems using information or as a license under any patents or claims covering same.

17.5 The provisions of this Clause 17 shall retroactively be in full force and effect from the date first contacts were established with respect to the subject matter of this Agreement and shall remain in full force and effect during the duration of this Agreement and five (5) years thereafter.

17.6 Neither Party shall remove or permit to be removed from any item or the IVR Systems/Products and/or IVR Software any notice placed thereon indicating the confidential nature of and/or the proprietary rights or the other Party in such products.

                                   Clause 18
                              Third party hardware

18.1 (CONFIDENTIAL TREATMENT REQUESTED) mutually agreed upon to Microlog (CONFIDENTIAL TREATMENT REQUESTED). These modules will remain property of PCS and shall only be used by Microlog to test and assemble IVR Systems/Products for PCS.

18.2 To ensure full compliance with the Specification in Attachment 2. Microlog shall take care of certification/benchmarking of other hardware of third parties identified in Attachment 1.1 and under a price to be stipulated in Attachment 1.2. The UPS as mentioned in this Attachment is excluded. On request of PCS Microlog shall take care of certification/benchmarking of new third party hardware succeeding the hardware modules mentioned in Attachment 1 or to enable future expansion of functionality by third party hardware.

                                   Clause 19
                                     0ption

         Microlog shall grant PCS an option to buy Voice Processing Products and any other products from Microlog for resale at a price mutually agreed to by the Parties in writing.

                                   Clause 20
                                    Duration

20.1 This Agreement is effective from date of signing by both parties and shall continue for an indefinite period until either Party gives an at least three months' previous notice in writing to the other Party of its intention to terminate this Agreement at the expiration of said period, provided that this Agreement in no event shall terminate before the expiration date of the validity of the prices, discounts and other terms of Attachment 1.

20.2 If either Party to this Agreement fails to perform any of the provisions of this Agreement and has not remedied such failure within 60 days after having been notified in writing by the other party identifying the failure, the other Party shall be entitled at its own discretion to terminate this Agreement forthwith by written notification to the Party concerned.

20.3 This Agreement may be terminated forthwith by the other party in the event that either party shall cease to carry on business in the normal course, becomes insolvent, makes a general assignment for the benefit of its creditors, suffers or permits the appointment of a receiver or a manager for its business assets or avails itself or becomes subject to any proceeding under bankruptcy laws or any other statute or laws relating to the insolvency of protection of the right of creditors, or in the event control over it shall be transferred to others than those exercising control at the time of signing of this Agreement.

20.4 Purchase Orders placed prior to such termination will remain valid and shall be honoured by Parties at the terms and conditions applicable when the Purchase Order was submitted.


                                   Clause 21
               Modifications, Enhancements and Joint Inventions,

21.1 Any derivative work or application generated by PCS through the use of the IVR System/Product and/or the IVR Software shall be the sole and exclusive property of PCS (excluding any common run-time module, macros, library functions or similar pre-existing "high level" programming modules which shall remain the property of Microlog) . Any modification and/or enhancement produced solely by Microlog shall be the sole and exclusive property of Microlog. Any modification and/or enhancement produced solely by PCS shall be the sole and exclusive property of PCS; provided, however that the underlying IVR System/Product and/or IVR Software shall remain the property of Microlog. Any modification and/or enhancement made jointly by the parties shall be jointly owned by the parties; provided, however, that the underlying IVR System/Product and/or IVR Software shall remain the property of Microlog. Any modification and/or enhancement made by Microlog at the request of PCS shall be the sole and exclusive property of Microlog; provided, however, PCS shall have the exclusive, fully paid-up, irrevocable and perpetual license to use, manufacture and distribute such modification and/or enhancement unless the parties agree upon terms and conditions under which Microlog would have the right to use, manufacture and/or distribute such modification and/or enhancement.

21.2 If either of the Parties shall make an invention, discovery or development to the IVR System/Product and/or IVR Software, such Party will share the information with the other Party. This subsection shall not imply to grant the other Party any right or license to use or commercialize such invention, discovery or development, unless otherwise agreed upon between the Parties.

21.3 In the event that after the effective date of this Agreement and during the term of this Agreement an invention is made jointly by one or more employees of either of the Parties and its Subsidiaries, then title to said invention as well as in and to any patent applications and patents issued there on shall be assigned jointly to those entities whose employees jointly made said invention and each joint owner shall have an equal, undivided, nontransferable interest in and to such joint invention, as well as in and to patent applications and patents there on in all countries concerned.

21.4       Each of the joint owners shall have a non-assignable right:
           (i) to make, have made, use, lease, sell or otherwise dispose of any invention claimed in any jointly owned patent application and/or patent without the consent of and without accounting to the other owner(s); and (ii) to grant non-exclusive licenses under such jointly owned patent applications and patents without the consent of and without accounting to the other owner(s), provided that the owner granting such license shall have fulfilled its obligation, if any, to pay its share of taxes or annuities on such patents or patent applications. In the event that a license under a jointly owned patent application or patent is granted by one owner, then the other owner or owners shall not assert any claim with respect to the licensed application or patent against the licensee of said one owner thereunder during the term of any such license.

21.5 In case of joint inventions, each Party concerned shall promptly inform the other Party whose employee is or employees are involved in such joint invention. The joint owners shall mutually determine whether or not, and in which countries of the world to file a patent application on such joint invention and the owner who will prepare and file such applications.

21.6 The expense for preparing, filing and prosecuting each joint application and for issuance of any patent there on shall be equally divided between the owners. The other owner or owners shall furnish the filing owner with all documents, or other assistance, that may be necessary for the filing and prosecution of each application. Where such joint application for patent is filed by any owner in a country which requires the payment of annual taxes or annuities on a pending application or on an issued patent, the owner which files the application shall, prior to filing, request each of the other owners to indicate whether it will agree to pay its share of such annual taxes or annuities. If, within sixty (60) days of receiving such request, the non-filing owner or owners fails to assume in writing the obligation to pay its or their proportionate share of such annual taxes or annuities, or if any owner subsequently fails to continue such payments within sixty (60) days of demand, the owner or owners failing to assume or make such payments shall forthwith relinquish, to the other owner or owners which continues) such payments, its or their title to and interest in such joint application and/or patent, subject, however, to retention of a paid-up, non-exclusive, non-assignable license in favour of the relinquishing owner or owners and any Subsidiary thereof to make, use, lease, sell or otherwise dispose of any invention claimed in said application and/or patent. However, the relinquishing owner or owners will no longer have the right to grant licenses thereunder to third parties.

                                   Clause 22
                                 Sundry Matters

22.1       General Conditions
           --------------------
           Neither PCS' general conditions of purchase nor Microlog's general conditions of sales are applicable to this Agreement or to any Purchase Orders and Purchase Order confirmations for IVR Systems/Products. Limited to those countries where PCS currently markets and sells PABX's and subject to prior commitments of Philips Electronics N.V., PCS doesn't have the intention to market or sell products based on the IVR Systems/Products or IVR Software, provided that the IVR Systems/Products or IVR Software shall continue to meet the business requirements of PCS.

22.2       Force Majeur
           --------------
           In the event of Force Majeure (as defined hereinafter) the party being delayed or damaged thereby shall inform the other party as soon as possible but in any event within seven (7) days after the start of such Force Majeure specifying the nature of the Force Majeure as well as the estimated duration thereof. In the event the Force Majeure situation continues for more than sixty (60) days or is expected to last longer than sixty (60) days then either party is entitled to terminate this Agreement by simple notice in writing and without either party being entitled to any claim for damages. Otherwise both parties rights and obligations will be suspended and new time schedules and supply dates shall be agreed upon between the parties hereto.

           Force Majeure shall be understood to mean and include damage or delay caused by acts or regulations or decrees of any Government (de facto or de jure) , natural phenomena, such as earthquakes and floods, fires, riots, wars, shipwrecks, freight embargoes or other causes, whether similar or dissimilar to those enumerated above, unforeseeable and beyond the reasonable control of the parties and which prevent the total or partial carrying out of any obligation under this Agreement.


22.3       Microlog's suppliers/subcontractors
           -----------------------------------
           Microlog shall inform PCS about the identity of any and all suppliers
           and  subcontractors,   used  by  Microlog  in  relation  to  the  IVR
           Systems/Products.

22.4       Merger/take over
           ----------------
           In case, during the term of this Agreement, either of the Parties should be merged with a third party, not being an affiliate or subsidiary of both Parties, or should be taken over by a third party, the other Party shall guarantee that the Agreement shall be taken over for the period remaining under the Agreement as from the merger or take over. Notwithstanding the above Parties shall have the right to terminate this Agreement in case of a merger with or acquisition by a third party, as set forth in Clause 20.3.

22.5       Entire Agreement
           ----------------
           This Agreement sets forth the entire intent and understanding among the parties relating to the subject matter hereof and merge all prior negotiations and discussions between them and no party shall be bound by any conditions, representations or warranty other than as expressly set forth herein or subsequently set forth in writing executed by both parties hereto.

22.6       Non Assignment
           --------------
           Neither party hereto shall assign any of its rights and obligations under this Agreement to any third party without the prior written consent of the other party. However, no consent is required for an assignment or transfer in whole or in part by PCS to any of the Philips Associated Companies. PCS shall notify Microlog of such assignment or transfer in writing.

22.7       Severability
           ------------
           If any of the terms and provisions of this Agreement are determined to be invalid or unenforceable by any court of competent jurisdiction, it shall not invalidate the rest of this Agreement which shall remain in full force and effect as if such terms and provisions had not been a part of this Agreement.

22.8       Waiver
           ------
           No waiver by any of the parties hereto of any breach of any condition, covenant or term thereof shall be effective unless it is in writing and it shall not constitute a waiver of such condition, covenant or term.

22.9       Surviving articles
           ------------------
           All terms and conditions of this Agreement which by their term are intended to survive the duration or termination of this Agreement shall so survive.

22.10      Notices
           -------
           Notices will be addressed as follows:

           If to Microlog:
           Microlog Corporation
           20270 Goldenrod Lane
           Germantown, MD 20876
           USA.
           facs. nr:
           attn:


           If to PCS
           Philips Communication Systems BV
           P.O. Box 32
           1200 JD Hilversum
           The Netherlands
           faxnr:
           attn:

           or to such other address as the pertaining party will have previously notified to the other party. All notices will be deemed given ten
           (10) working days after they have been mailed by registered mail or so much earlier as the receiving party appears to have received the same.

22.11      Hiring of staff
           ---------------
           Microlog covenants with PCS that Microlog and its subsidiaries shall not for a period of five (5) years after the effective date of this Agreement engage or employ or solicit or contract any employee of PCS, unless such person has decided independently from any inducement by Microlog to leave PCS, or without the prior written consent of the other Party. This clause applies mutatis mutandis for PCS.

22.12      Health and safety, environment
           ------------------------------
           Microlog, on behalf of itself, its employees and its sub-contractors undertakes the following:

           - that it and they have carried out all testing, and examination and other work necessary to eliminate any risk to health and safety resulting from use of the IVR Systems/Products or any part thereof for the purpose for which it is designed;

           - that the IVR Systems/Products comply with mandatory regulations relating to health, safety, the environment and electromagnetic interference valid in the country or countries for which the IVR Systems/Products are destined as mentioned in Attachment 4;

           - that where conditions exist under which there will or may be any risk to health and safety, such conditions will be brought to the attention of PCS in writing, provided that Microlog knows or reasonably could have known such conditions;

           - the IVR Systems/Products shall remain safe notwithstanding any faults likely to occur during normal use by the customer.

           Microlog will indemnify PCS against claims (including the costs thereof) by third parties for personal injury, loss or damage to property, based upon alleged unsafety of IVR Systems/Products, made under applicable product liability laws and regulations of the country of the end user or one of the Parties, provided that such indemnification obligations doesn't apply in case PCS has acted in gross negligence or wilful intent.

22.13      Advertisements/Publicity
           ------------------------
           Microlog shall not without PCS' prior written consent use Philips, name or trademark as such and/or use same in connection with any advertisement or sales literature nor advertise that it is a supplier of Philips and/or that this Agreement between Microlog and Philips has been concluded. None of the parties shall give any publicity to or disclose anything about this Agreement and the various contacts between the parties, without the prior written consent of the other party.

22.14      Approval
           --------
           This agreement is subject to approval of both the Board of Management of PCS and the board of directors of Microlog.

22.15      Governing Law and Arbitration
           ------------------------------
           This Agreement shall be construed and shall take effect in accordance with the laws of the Netherlands. The English language shall be leading in any dispute. This Agreement shall not be governed by the United Nations Convention for the International Sale of Goods. Any dispute, controversy or claim arising out of or in connection with this Agreement shall be finally settled under rules of conciliation and arbitration of the International Chamber of Commerce (the ICC) by a panel of 3 arbitrators, 1 of which shall be appointed by PCS, 1 by Microlog and 1 by the ICC. The place of such arbitration shall be Geneva, Switzerland.


IN WITNESS WHEREOF this Agreement has been signed by both parties in duplicate in a manner duly binding upon them.

Philips Communication                                Microlog Corporation
Systems B.V.

      /s/ Ian Murdoch                             /s/ Richard A. Thompson
- - ----------------------------                   -----------------------------
Name:     Ian Murdoch                          Name:  Richard A. Thompson

Title:    Product Marketing                    Title: President
          Director

Date:                                          Date:

Attachments

1.1      List  of  purchaseable   hard-  and  software   modules.   IVR  LOD  SR
         2290-93.1116 dated 1994-04-18

1.2      Pricing Schedule

1.3      List of Spare Parts

1.4      List of third party software

2.       IVR  Systems/Products  specification  IVR  SPS  SR  2290-93.0928  dated
         1994-04-13

3.       Time Schedule of Microlog's activities.

4.       Schedule of product release by country.

5.       deleted

6.       Initial training program

7        Source Codes

8        Support Agreement

9        deleted

10       Pre-Production Sample

                                 Attachment 1.1
                         List of purchasable hard- and
                                softwaremodules.
                    IVR LOD SR 2290-93.116 dated 1994-08-03


                       (CONFIDENTIAL TREATMENT REQUESTED)

                                 Attachment 1.2
                                Pricing Schedule


                       (CONFIDENTIAL TREATMENT REQUESTED)

                                 Attachment 1.3
                              List of Spare Parts


                       (CONFIDENTIAL TREATMENT REQUESTED)

                                 Attachment 1.4
                              Third Party Products

   The following third party products are incorporated into the IVR product:


                       (CONFIDENTIAL TREATMENT REQUESTED)


          Future releases may include other third party products such as (CONFIDENTIAL TREATMENT REQUESTED).





ATTACHMENT 1.4 - THIRD PARTY
Rev.  B

                                                                  02 August 1994

                                 Attachment 2.

                       IVR systems/products specification
                    IVR SPS SR 2290-39.0928 dated 1994-06-10




                       (CONFIDENTIAL TREATMENT REQUESTED)

                         Attachment 3-Release Schedule

                       (CONFIDENTIAL TREATMENT REQUESTED)










  Rev.  D
  Printed: Aug/01 194

                                 Attachment 4.
                     Schedule of product release by country

                            COMMERCIAL RELEASE PLAN


Commercial Product Release
- - --------------------------
Commercial release of (CONFIDENTIAL TREATMENT REQUESTED) per country is now estimated, adjusted for estimated lead times from our side in integration development/testing, field trial development and testing, documentation translation/verification, PC platform selection and certification, etc.

Commercial release dates for our first-tier country roll-out, are as follows:

                       (CONFIDENTIAL TREATMENT REQUESTED)




Organization Roll-out, Philips

Organization gear-up is now taking place, and all relevant staff for IVR will be in place and fully trained as per the estimated commercial product release date.

                       (CONFIDENTIAL TREATMENT REQUESTED)

                                  ATTACHMENT 6

                                TRAINING COURSES


                       (CONFIDENTIAL TREATMENT REQUESTED)







ATTACHMENT 6 - TRAINING COURSES                                    29 July 1994
Rev.  C                                                            Page 3 of 3

                                  ATTACHMENT 7

                                  SOURCE CODE


Source code of all software modules as mentioned in Attachment 1.1, with reference supplier Microlog and with the inclusion or exclusion as indicated in the following list of third party software.


                       (CONFIDENTIAL TREATMENT REQUESTED)









ATTACHMENT 7 - SOURCE CODE                                         18 July 1994
Rev.  A                                                            Page 1 of 1

                                  Attachment 8
                                    Support

    Starting points for the support are:

1. The telephone support provided by Microlog during the warranty period (CONFIDENTIAL TREATMENT REQUESTED).

2. The support provided by Microlog regarding any (CONFIDENTIAL TREATMENT REQUESTED) shall be (CONFIDENTIAL TREATMENT REQUESTED) as long as the bug is contained within the current release of software or was contained within the prior version of software and (CONFIDENTIAL TREATMENT REQUESTED).

3. Other support provided by Microlog shall be provided against charges, as specified in Attachment 1.2


(CONFIDENTIAL TREATMENT REQUESTED)

         First line (field) support:
         Installation
         Troubleshooting on hardware and cabling
         Problem solving with field exchangeable spare units

         Second line (local) support
         Troubleshooting and problem solving on applications and configurations.

         Third line (central) support
         Troubleshooting on all problems not solved by first and second line support.

         (CONFIDENTIAL TREATMENT REQUESTED) to assist support employees and application development (CONFIDENTIAL TREATMENT REQUESTED) in resolving problems inherent in the IVR System/Product supplied by (CONFIDENTIAL TREATMENT REQUESTED) the non-warranty rate specified in Attachment 1.2 when the cause of the problem is identified to be in equipment or software other than that equipment or software (CONFIDENTIAL TREATMENT REQUESTED) regardless of the warranty status of the system.

         (CONFIDENTIAL TREATMENT REQUESTED) associated with equipment or software supplied or (CONFIDENTIAL TREATMENT REQUESTED) or associated with system assembly done by Microlog which (CONFIDENTIAL TREATMENT REQUESTED) will be reported to Microlog. As it pertains to this support attachment, (CONFIDENTIAL TREATMENT REQUESTED) relating to (CONFIDENTIAL TREATMENT REQUESTED) and (CONFIDENTIAL TREATMENT REQUESTED) does not include (CONFIDENTIAL TREATMENT REQUESTED) associated with hardware provided (CONFIDENTIAL TREATMENT REQUESTED). Problem reports will be sent by FAX or Internet with a PCF number as a reference. Problems will be classified routine, urgent or very urgent.

         Microlog, as design authority for the IVR Systems/Products and/or Software (CONFIDENTIAL TREATMENT REQUESTED), by Microlog will undertake responsibility for the performance of the IVR Systems/Products and/or Software on the account of Microlog. Microlog also undertakes to lead and direct in the resolution of problems associated with equipment or software (CONFIDENTIAL TREATMENT REQUESTED) by Microlog or associated with (CONFIDENTIAL TREATMENT REQUESTED) done by Microlog, as reported by PCS.

         Microlog undertakes to investigate and respond to -technical IVR Systems/Products and/or Software problems as reported by PCS, provided there are reasonable grounds to believe that the problem originates within the IVR Systems/Products and/or IVR Software (CONFIDENTIAL TREATMENT REQUESTED)by Microlog.

         Microlog shall inform PCS regularly about the progress in solving and the status of the reported problems until a solution is found and accepted by PCS. Microlog will mention the PCS PCF number as a reference and send the information by FAX or Internet.

         Because of prior general support commitments of PCS to it's end users, specific response times of Microlog are required. Therefore Microlog's response times and report frequencies after receipt of the PCS problem report will not exceed the following time boundaries.

         -        Very urgent problems.
                  (CONFIDENTIAL TREATMENT REQUESTED)

         -        Urgent problems.
                  (CONFIDENTIAL TREATMENT REQUESTED)

         -        Routine problems
                  (CONFIDENTIAL TREATMENT REQUESTED)

         Microlog shall make best efforts to solve software problems in a level update for all applicable software modules to be (CONFIDENTIAL TREATMENT REQUESTED). If there are more than (CONFIDENTIAL TREATMENT REQUESTED) very urgent, (CONFIDENTIAL TREATMENT REQUESTED) urgent- or (CONFIDENTIAL TREATMENT REQUESTED) routine problems solved an interim level update may be available.

         Such a level update will be accompanied by a release document containing the following information:

(CONFIDENTIAL TREATMENT REQUESTED)

- - -        On site support
- - -        If an  urgent  problem  cannot be  solved  by PCS,  an on site  support request will be placed at Microlog.  Microlog will make every effort to have an expert in relation with the reported  problem  available at the
         customer  site  within  a  typical  response  (CONFIDENTIAL   TREATMENT
         REQUESTED)  after receipt of the on site support  request.  The maximum response  time will not  (CONFIDENTIAL  TREATMENT  REQUESTED).  On site support shall be charged at rates referred to in Attachment 1.2.

- - -        Support on prior software releases.
         After a new software release, Microlog will support the prior version of the applicable software modules (CONFIDENTIAL TREATMENT REQUESTED).

                                 ATTACHMENT 10
                             PRE-PRODUCTION SAMPLE

                       (CONFIDENTIAL TREATMENT REQUESTED)

















ATTACHMENT 10 - PRE-PRODUCTION SAMPLE                              29 July 1994
Rev.  A                                                            Page 1 of I